FORM 8-A

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                For registration of certain classes of securities
                     pursuant to section 12(b) or (g) of the

                         Securities Exchange Act of 1934

                THE HYPERION STRATEGIC MORTGAGE INCOME FUND, INC.
             (Exact name of registrant as specified in its charter)

   MARYLAND                                 41-2041528
   (State of incorporation)                (I.R.S. Employer Identification No.)

ONE LIBERTY PLAZA, 165 BROADWAY
36TH FLOOR
NEW YORK, NEW YORK                                            10006-1404
(Address of principal executive offices)                      (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                            Name of each exchange on which
to be so registered                            each class is to be registered

Ordinary Shares, nominal                       New York Stock Exchange, Inc.
value $0.01 per share

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[ ]


Securities Act registration statement file number to which this form relates:
333-88788

Securities to be registered pursuant to Section 12(g) of the Act:

                                                       None




                 Information required in registration statement

Item 1.  Description of Registrant's Securities to be Registered.

     Incorporated by reference to Registrant's registration statement on Form N-2, filed May 22, 2002 (File No. 333-88788).

Item 2. Exhibits.

                None
                                                     Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York on the 11th day of June, 2002.


                             THE HYPERION STRATEGIC MORTGAGE INCOME FUND, INC.

                             By: /S/ CLIFFORD E. LAI
                                     CLIFFORD E. LAI
                                     President